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                                                                   EXHIBIT 2.4.1



                                   AMENDMENT
                                       TO
                  MERGER AGREEMENT AND PLAN OF REORGANIZATION

         AMENDMENT, dated as of December 29, 1997 (this "Amendment"), among SM Acquisition Company, a North Carolina corporation ("ACQ1"), J/B Acquisition Company, a North Carolina corporation ("ACQ2" and, collectively with ACQ1, "Acquirors"), Wheels Sports Group, Inc., a North Carolina corporation (the "Parent"), Synergy Marketing, Inc., a Texas corporation ("SMI") and J/B Press Pass, Inc., a Delaware corporation ("J/B" and, collectively with SMI, the "Targets").

         WHEREAS, the Parent, the Acquirors and the Targets are parties to the Merger Agreement and Plan of Reorganization, dated as of October 3, 1997 (as amended, modified or supplemented from time to time, the "Merger Agreement"; all capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Merger Agreement);

         WHEREAS, as consideration for the merger of SMI with and into ACQ1 and the merger of J/B with and into ACQ2, Victor H. Shaffer and Robert Bove (collectively, the "SMI Seller") and Peter T. Joseph, Ronald N. Beck and Neal
K. Aronson (collectively, the "J/B Seller" and, collectively with SMI Seller, the "Sellers") are entitled to receive the aggregate consideration of $8,300,000 (the "Mergers Consideration"), consisting of (i) the aggregate cash consideration of $3,100,000, (ii) the aggregate share consideration of 600,000 shares of Parent Common Stock, representing $4,200,000 worth of Parent Common Stock at an agreed value of $7.00 per share, and (iii) the aggregate note consideration of $1,000,000, evidenced by promissory notes (the "Notes"), payable to each Seller; and

         WHEREAS, the Parent, the Acquirors and the Targets desire to amend the Merger Agreement to clarify the allocation of the Mergers Consideration pursuant to the terms and conditions of this Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Amendment to Merger Agreement. The Merger Agreement is hereby amended as follows:

            (i) The preamble to the Merger Agreement is amended by replacing "1,000" with "100" in the seventh line thereof;

            (ii) Section 2.3 of the Merger Agreement is amended by replacing the second reference to the word "Delaware" with "North Carolina" in the third line thereof; and
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            (iii)    Section 2.6 of the Merger Agreement is amended in its
            entirety to read as follows:

                             "2.6     Mergers Consideration.  At the
            Effective Time, the Sellers shall receive from the Surviving Corporations the aggregate consideration of $8,300,000 (the "Mergers Consideration"), without any interest thereon. The Mergers Consideration consists of three components: cash consideration, note consideration and share consideration, as follows:

                     (a) The aggregate cash consideration shall be $3,100,000, which shall include the payment of $100,000 to the Targets for the extension of the Closing in accordance with
            Section 11.1 herein (the "Cash Consideration"), and shall be paid in full by the Surviving Corporation to Sellers at the Closing, in immediately available funds by wire transfer to Kaye, Scholer, Fierman, Hays & Handler, LLP for the benefit of the Sellers;

                     (b) The aggregate note consideration shall be $1,000,000 (the "Note Consideration"), evidenced by promissory notes (each a "Note" and collectively, the "Notes"), payable to each of Victor H. Shaffer, Robert Bove, Peter T. Joseph, Ronald N. Beck and Neal K. Aronson in the original principal amounts of $218,900, $40,000, $345,850, $345,850 and $49,400,
            respectively;

                     (c) The aggregate share consideration shall be 600,000 shares of Parent Common Stock, representing $4,200,000 worth of Parent Common Stock at an agreed value of $7.00 per share (the "Share Consideration"); and

                     (d)     The Cash Consideration and Share
            Consideration shall be allocated among the Sellers as they may direct prior to Closing."

         SECTION 2. Confirmation of Merger Agreement. The parties hereto agree that except as expressly amended herein, the Merger Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

         SECTION 3.  Miscellaneous.

            (i) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPALS.

            (ii)     Counterparts.  This Amendment may be executed in two
         or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same agreement.
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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the day and year first above written.

                                        ACQUIRORS:

                                        SM ACQUISITION COMPANY


                                        By: /s/ Howard L. Correll
                                            ------------------------------------
                                            Name:  Howard L. Correll
                                            Title:  President


                                        J/B ACQUISITION COMPANY



                                        By: /s/ Howard L. Correll
                                            ------------------------------------
                                            Name:  Howard L. Correll
                                            Title:  President

                                        PARENT:

                                        WHEELS SPORTS GROUP, INC.



                                        By: /s/ Howard L. Correll
                                            ------------------------------------
                                            Name:  Howard L. Correll
                                            Title:  Chairman and President


                                        TARGETS:

                                        SYNERGY MARKETING, INC.



                                        By: /s/ Victor H. Shaffer
                                            ------------------------------------
                                            Name:  Victor H. Shaffer
                                            Title:  President


                                        J/B/ PRESS PASS, INC.



                                        By: /s/  Ronald Beck
                                            ------------------------------------
                                            Name:  Ronald Beck
                                            Title:  President